As filed with the Securities and Exchange Commission on July 23, 2025

Registration No. 333-286612

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia 592000

Telephone: (908) 517-7330

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Cyclacel Pharmaceuticals, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Datuk Dr. Doris Wong

Chief Executive Officer

CYCLACEL PHARMACEUTICALS, INC.

Level 10, Tower 11, Avenue 5, No. 8, Jalan Kerinchi,

59200 Kuala Lumpur

Telephone: (908) 517-7330

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq.

Rimon, P.C.

1050 Connecticut Avenue, NW, Suite 500

Washington, DC 20036

Telephone: (202) 935-3390

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction D to Form S-8 under the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 1 to amend its registration statement (Registration No. 333-286612) initially filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2025 (the “Registration Statement”), solely for the purpose of filing Exhibits 23.3 and 99.3 (to illustrate the retrospective effects of the registrant’s May 12, 2025 and July 7, 2025 reverse stock splits to certain financial information in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024), and no other changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus and other parts of the Registration Statement have been omitted from this filing.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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Item 8	Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kuala Lumpur, in the Country of Malaysia, on July 23, 2025.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Datuk Dr. Doris Wong
Datuk Dr. Doris Wong
Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Datuk Dr. Doris Wong	July 23, 2025
Datuk Dr. Doris Wong,
Chief Executive Officer and Executive Director
(Principal Executive Officer)

/s/ Kiu Cu Seng	July 23, 2025
Kiu Cu Seng,
Chief Financial Officer and Executive Director
(Principal Financial Officer and Principal Accounting Officer)

/s/ *	July 23, 2025
Kwang Fock Chong,
Director

/s/ *	July 23, 2025
Dr. Satis Waran Nair Krishnan,
Director

/s/ *	July 23, 2025
Inigo Angel Laurduraj,
Director

/s/ Datuk Dr. Doris Wong Sing Ee	July 23, 2025
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, originally filed with the SEC on April 1, 2013, and incorporated herein by reference).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 27, 2016, and incorporated herein by reference).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on April 14, 2020, and incorporated herein by reference).
4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 19, 2024, and incorporated herein by reference).
4.5	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 19, 2024, and incorporated herein by reference).
4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on February 10, 2025, (previously filed as Exhibit 3.5 to the Registrant’s Form 8-K filed with the Commission on February 12, 2025, and incorporated herein by reference).
4.7	Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed with the SEC on May 7, 2020, and incorporated herein by reference).
4.8	Amendment No. 1 to the Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.(previously filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on November 7, 2023, and incorporated herein by reference).
4.9	Specimen of Common Stock Certificate (previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-109653), originally filed with the Commission on October 21, 2004, as subsequently amended, and incorporated herein by reference).
5.1*	Opinion of Rimon, P.C. as to the legality of the securities being registered
23.1*	Consent of Rimon, P.C. (contained in Exhibit 5.1)
23.2*	Consent of Bush & Associates CPA LLC
23.3**	Consent of RSM US LLP
24.1*	Powers of Attorney
99.1	Cyclacel Pharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 25, 2024, and incorporated herein by reference).
99.2	Form of Stock Option Award Agreement under the Registrant’s 2018 Equity Incentive Plan (previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-226906), originally filed with the Commission on August 17, 2018 and incorporated herein by reference).
99.3**	Form 10-K Adjusted Financial Information for the Year Ended December 31, 2024
107*	Filing Fee Table

* Previously filed.

** Filed herewith

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